Exhibit 10.5

November 5, 2008

Select Contrarian Value Partners, L.P.

c/o Kaizen Management, LP

4200 Montrose Blvd., Suite 400

Houston, Texas 77006

Attention: David W. Berry

RE: Exchange Offer; Executive Compensation Disclosures

TRI-S SECURITY CORPORATION (the “Company”) hereby represents and warrants to, and agrees with, Select Contrarian Value Partners, L.P. (“Select Contrarian”), (a) in order to induce Select Contrarian to tender that certain 10% Callable, Convertible Promissory Note dated October 14, 2005, in the original principal amount of $1,500,000, payable by the Company to Select Contrarian (“Select Contrarian’s Existing Note”), in connection with the exchange offer contemplated by that certain tender offer statement on Schedule TO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 20, 2008 (File No. 005-81576) (as may be amended from time to time, together with each exhibit and other item related thereto, the “Tender Offer Documents”), (b) in order to induce Select Contrarian to enter into that certain Amendment No. 1 to Director Designation Agreement dated as of the date hereof by and between the Company and Select Contrarian (the Director Designation Agreement, as amended by Amendment No. 1, the “Amended Agreement”), and (c) with the understanding and agreement that Select Contrarian may rely upon the representations, warranties, and agreements of the Company herein in connection with the exchange offer, and for any and all other purposes, as follows (on and as of the date hereof and at and as of the time of the exchange offer, to the same extent and with the same effect as if made at and as of the time of the exchange offer):

1. Each Designee (as defined in the Amended Agreement) and Observer (as defined in the Amended Agreement) will receive the exact same compensation package as the existing board members and any other board member then serving. If any Designee and/or Observer ceases to be a director of the Company and/or an observer of the Board of Directors of the Company, respectively, prior to the expiration of such Designee’s term (in the case of such Designee) and/or prior to the expiration of term of the Designee then serving (in the case of such Observer), then such Designee and/or Observer, as applicable, shall be entitled to all benefits payable to a director upon a change of control of the Company.

2. Until the Designee and the Observer are installed, no changes will be made to enhance Ron Farrell’s compensation package.

3. The approximately 181,000 shares to be issued to Ron Farrell were calculated as follows: Salary for the first 6 months of 2009 is $244k less 25% equals a loss of $61k. Salary for the last 6 months of 2009 is $244k less 50% equals a loss of $122k. Salary for the first 6 months of 2010 is $268k less 50% equals a loss of $134k. Add $61k,$122k and $134k equals $317k divided by $1.75 equals a total of approximately 181,000 shares. This is approximate not exact. Assume vesting 10,000 shares on last day of each month beginning Jan 31, 2009 and ending June 30, 2010. That is 10,000 for 17 months and last month of 11,000. Any shares not vested through the end of the month in which a change of control takes place (or Mr. Farrell resigns, is terminated, or otherwise ceases to be the Chief Executive Officer of the Company or employed by the Company for any reason) will be forfeited.

Remainder of Page Intentionally Left Blank. Signature Page(s) to Follow.

Very truly yours,

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	Chief Executive Officer

ACCEPTED AND ACKNOWLEDGED:

SELECT CONTRARIAN VALUE PARTNERS, L.P.

By:	Kaizen Management, L.P.
Title:	General Partner

By:	Kaizen Capital, L.L.C.
Title:	General Partner

By:	/s/ David W. Berry
Name:	David W. Berry
Title:	Manager